UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): May 4, 2007
MOLECULAR INSIGHT PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	001-33284 (Commission File Number)	04-0562086 (IRS Employer Identification No.)
160 Second Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices, Including Zip Code)
(617) 492-5554
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.
     On May 4, 2007, Molecular Insight Pharmaceuticals, Inc. made cash payments of annual incentive awards to the following executive officers named in the Company’s definitive proxy statement on Schedule 14A as filed with the Securities and Exchange Commission on April 13, 2007 (the “Proxy Statement”) for their performance in the fiscal year ended December 31, 2006. The amounts in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table contained in the Proxy Statement had not been determined at the time of the filing of the Proxy Statement for the 2007 annual meeting of stockholders. The amount of annual incentive compensation awarded to each of the following named executive officers of the Company, and the amount of compensation that would have been reflected in the “Total” column of the Summary Compensation Table included in the Proxy Statement, had the non-equity incentive plan compensation amounts been determined prior to filing of the Proxy Statement, are set forth below.

		Non-Equity
		Incentive Plan
		Compensation	Total
Name and Principal Position	Year	($)	($)

David S. Barlow	2006	$225,833	$1,482,158
Chairman of the Board of Directors & Chief Executive Officer

John W. Babich, Ph.D.	2006	162,500	512,569
President & Chief Scientific Officer

John E. McCray	2006	162,500	423,383
Chief Operating Officer
Neither Nicholas Borys, MD, the former Chief Medical Officer of the Company, nor Robert Gallahue, the former Chief Financial Officer of the Company, received any Non-Equity Incentive Plan Compensation for the fiscal year ended December 31, 2006. Dr. Borys and Mr. Gallahue were included in the Summary Compensation Table contained in the Proxy Statement and have each resigned from their positions as executive officers of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 10th day of May, 2007.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.
By:	/s/ David S. Barlow
	Name:	David S. Barlow
	Title:	Chairman and Chief Executive Officer